SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[X]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss.240.14a-12


                            First Banks America, Inc.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

                            -------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)   Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


               -----------------------------------------------------------------

         (4)   Proposed maximum aggregate value of transaction:-----------------

         (5)   Total fee paid:
                              --------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:
                                      ------------------------------------------

         (2)   Form, Schedule or Registration Statement No.:
                                                            --------------------

         (3)   Filing Party:
                            ----------------------------------------------------

         (4)   Date Filed:
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                            First Banks America, Inc.
                                135 North Meramec
                             Clayton, Missouri 63105


               NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held Wednesday, June 27, 2001

To the Stockholders of First Banks America, Inc.:

         At the beginning of the 2001 Annual Meeting of Stockholders on May 30, 2001 (the "Annual Meeting") of First Banks America, Inc. ("FBA"), we adjourned before conducting any business and announced that the Annual Meeting would be resumed at 4:00 p.m. local time on June 27, 2001. The continuation of the Annual Meeting will be held at 135 North Meramec, Clayton, Missouri.

         Shortly before the Annual Meeting was to occur, we discovered that some of the beneficial owners of FBA common stock had not received proxy materials, including the Proxy Statement and a proxy card on which to record their votes. This occurred due to mistakes made by the companies we use to distribute proxy materials. When we learned of the failure to send appropriate proxy materials, we decided to adjourn the Annual Meeting until all stockholders were given the opportunity to vote.

         Many of you received the Proxy Statement dated May 7, 2001 and a proxy card. Those of you who did so are receiving this Notice to inform you of the adjournment and the schedule for resuming the Annual Meeting, but we are not enclosing additional proxy materials with this Notice (see the instruction below if you wish to receive additional proxy materials). Those of you who were not sent a Proxy Statement and proxy card should receive, with this Notice, the Proxy Statement, a proxy card referencing the original date of the Annual Meeting, May 30, 2001, and a return envelope for the proxy card. This proxy card is valid and will be recognized if submitted by a stockholder entitled to vote.

         If you have already returned a completed proxy card, you do not need to take any action unless you wish to change your vote or revoke your proxy. If you wish to change your vote, please contact us at the address referred to below to request another proxy card. If you wish to revoke your proxy, instructions for doing so are contained in the Proxy Statement.

         If you would like an additional copy of the Proxy Statement, an additional proxy card, or an additional copy of the Annual Report to Stockholders, please notify us by mail addressed to Allen H. Blake, Secretary, First Banks America, Inc., 600 James S. McDonnell Boulevard, Hazelwood, Missouri 63042.



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         When the Annual Meeting is resumed,  only the matters  described in the
Proxy Statement will be submitted to stockholders. Stockholders of record as of April 27, 2001 (the "Record Date" defined in the Proxy Statement) will be eligible to vote. As of the Record Date, there were 9,568,603 shares of common stock and 2,500,000 shares of Class B Common Stock outstanding entitled to vote at the Annual Meeting. Additional information regarding First Banks America, Inc. and the business to be conducted at the Annual Meeting is contained in the Proxy Statement.


                                           By Order of the Board of Directors,


                                         /s/ Allen H. Blake
                                             ---------------
Hazelwood, Missouri                          ALLEN H. BLAKE,
June 7, 2001                                 Secretary